SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 23, 2002
Date of Report
(Date of earliest event reported)

ICOS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19171	91-1463450
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

22021—20th Avenue S.E., Bothell, Washington 98021
(Address of principal executive offices, including zip code)

(425) 485-1900
(Registrant’s telephone number, including area code)

Item 5.    Other Events

On October 23, 2002, Lilly ICOS LLC (“Lilly ICOS”), a limited liability company owned equally by Eli Lilly and Company (“Eli Lilly”) and ICOS Corporation (“ICOS”), issued a statement announcing that Pfizer Inc. (“Pfizer”) had filed a lawsuit in the United States District Court in Delaware against Lilly ICOS, Eli Lilly and ICOS alleging that the proposed marketing of product candidate Cialis™ would infringe Pfizer’s newly issued “method of use” U.S. Patent No. 6,469,012. ICOS intends to vigorously defend against this lawsuit. The statement is attached hereto as Exhibit 99.1.

This report contains forward-looking statements based on current expectations that are subject to risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Our actual results and the timing of events could differ materially from those anticipated or implied by the forward-looking statements discussed herein as a result of various factors. Factors that could cause or contribute to such differences include risks associated with intellectual property claims and litigation, clinical development, manufacturing, collaboration arrangements with affiliates and third parties, regulatory approvals, product commercialization and other risks discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2001. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

Item 7.    Financial Statements, Pro Form Financial Information and Exhibits

(c)  Exhibits

99.1	Statement issued by Lilly ICOS, dated October 23, 2002.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOS CORPORATION

By:	/s/ MICHAEL A. STEIN
Michael A. Stein Vice President and Chief Financial Officer

Date:  October 30, 2002

3

EXHIBIT INDEX

Exhibit No.	Description

99.1	Statement issued by Lilly ICOS, dated October 23, 2002.